Exhibit 32.2

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Quarterly Report on Form 10-Q of Inland Land Appreciation Fund II, L.P. (the “Report”) to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of Inland Land Appreciation Fund II, L.P.

By:	Inland Real Estate Investment Corporation General Partner

By:	/s/ Donna Urbain
Name:	Donna Urbain
Title:	Principal Financial Officer with respect to Inland Land Appreciation Fund II, L.P.

Date:	November 2, 2011